EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Income Opportunity Realty Investors, Inc. (the “Company”), on Form 10-Q for the period ended September 30, 2004, as filed with Securities Exchange Commission on the date hereof (the “Report”), I, Robert N. Crouch II, Executive Vice President, Chief Financial Officer, and Acting Principal Executive Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 15, 2004	By:	/s/ Robert N. Crouch II
Robert N. Crouch II
Executive Vice President, Chief Financial Officer, and Acting Principal Executive Officer